Exhibit 10.1

THIRD AMENDMENT TO EQUITY RESIDENTIAL
1993 SHARE OPTION AND SHARE AWARD PLAN

THIS THIRD AMENDMENT (the “Third Amendment”) to EQUITY RESIDENTIAL 1993 SHARE OPTION AND SHARE AWARD PLAN is executed as of the 15th day of March, 2007.

RECITALS

WHEREAS, the Board of Trustees of Equity Residential (the “Company”) adopted the 1993 Share Option and Share Award Plan on May 21, 1993.

WHEREAS, the Company amended and restated the 1993 Share Option and Share Award Plan effective as of February 21, 2002 (as amended and restated, the “Plan”).

WHEREAS, the Company entered into a First Amendment to the Plan dated as of June 10, 2003 and the Second Amendment to the Plan dated as of October 1, 2006.

WHEREAS, the Company desires to further amend the Plan pursuant to this Third Amendment to change the retirement age for non-employee Trustees from 70 to 72.

NOW THEREFORE, the Plan is further amended as follows:

1.             Share Awards.   Section 5 (a) (iii) (C) is hereby deleted in its entirety and the following section is substituted therefor:

(C)           with respect to a Grantee who is a member of the Board (excluding employee trustees) in connection with his or her retirement at or after age 72, the Board’s decision not to renominate him or her for re-election to the Board at any shareholders’ meeting at which Trustees are elected, or the failure to be re-elected to the Board at any such shareholders’ meeting, or the Trustee’s resignation from the Board by reason of either:  (i) a material change in the Trustee’s employment or job responsibilities; or (ii) the Trustee’s disability.

2.             Share Options.    Section 6 (e) (iii) is hereby deleted in its entirety and the following is substituted therefor:

(iii)          with respect to a Grantee who is a member of the Board (excluding employee trustees) in connection with his or her retirement at or after age 72,  the Board’s decision not to renominate him or her for re-election to the Board at any shareholders’ meeting at which Trustees are elected, or the failure to be re-elected to the Board at any such shareholders’ meeting, or the Trustee’s resignation from the Board by reason of either:  (i) a material change in the Trustee’s employment or job responsibilities; or (ii) the Trustee’s disability, in which case it shall be exercisable until its Expiration Date.

3.             Plan In Full Force And Effect.  After giving effect to this Third Amendment, the Plan remains in full force and effect.

IN WITNESS WHEREOF, this Third Amendment has been executed as of the date first written above.

EQUITY RESIDENTIAL

By:	/s/ Bruce C. Strohm
Bruce C. Strohm
Executive Vice President and General Counsel